Second Quarter 2020 Financial Results Exhibit 99.2

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.   Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, the effects of the COVID-19 pandemic on the domestic and global economy, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, particularly with respect to the COVID-19 pandemic, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.   Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise. Forward–Looking Statements

Trustmark has been proactive in its response to the COVID-19 pandemic and is taking comprehensive action to support customers, associates and communities COVID-19 Response Customers Branches remain accessible Actively promoting digital touchpoints, including ATM and ITM network, as well as digital and mobile banking options Proactive outreach with customers to discuss challenges and solutions Providing waivers of certain fees and charges, including penalties on early CD withdrawals Granting extensions, deferrals and forbearance as appropriate Paused all foreclosures and repossessions No negative credit bureau reporting for previously up-to-date customers Providing support to small business owners through SBA’s Paycheck Protection Program; Approximately 9,700 applications approved with proceeds in excess of $970 million Implemented social distancing, heightened focus on hygiene, additional cleaning and protection measures implemented in compliance with CDC guidelines Required temperature checks for all associates and face masks in common areas Approximately 45% of associates working remotely; some larger departments working on rotating schedules Encouraged at-risk associates to work remotely or self-quarantine Provided temporary compensation adjustments and one-time payment to front line associates Provided all associates with additional paid sick leave Implemented rollover of up to 40 hours of 2020 vacation through June 2021 Limited vendor/public access to corporate buildings to mission critical Special contributions to area food banks and others supporting at-risk individuals and families Provided meals to Healthcare Heroes, first responders and school lunch programs Hosted blood drives Supported distribution of hand sanitizer Associates Communities

Q2-20 Financial Highlights

Maintained position of strength and stability

Earnings Drivers

- ✓ Diversified business model provided stability in challenging economic environment; noninterest income increased 6.5% LQ driven by strong mortgage performance
- ✓ Provision and expense for credit losses totaled $24.4 million, reflecting the impact of the COVID-19 pandemic on expected credit losses
- ✓ PPP loans totaled $969.7 million at June 30, 2020, before deferred fees and costs of $29.9 million

Profitable Revenue Generation

- ✓ LHFI (excl. PPP loans) increased $91.9 million, or 1.0%, from the prior quarter and $543.0 million, or 6.0%, Y-o-Y
- ✓ Pre-tax, pre-provision (PTPP) income totaled $62.1 million, up 9.8% LQ and 21.1% Y-o-Y

Expense Management

- ✓ Core noninterest expense (including COVID-19 related costs) totaled $111.0 million in the second quarter of 2020, an increase of 0.8% from the prior quarter

Credit Quality

- ✓ Credit quality remained solid; nonperforming assets declined 12.3% LQ, reflecting declines in both nonaccrual loans and other real estate

Capital Management

- ✓ Maintained strong capital levels with CET1 ratio of 11.42% and total risk-based capital ratio of 13.00%
- ✓ Board of Directors declared quarterly cash dividend of $0.23 per share

At June 30, 2020	
Total Assets	$15.7 billion
Loans (HFI)	$9.7 billion
PPP Loans	$939.8 million
Total Deposits	$13.5 billion
Banking Centers	187

	Q2-20	Q1-20	Q2-19
Net Income	$32.2 million	$22.2 million	$42.1 million
EPS – Diluted	$0.51	$0.35	$0.65
PTPP Income(1)	$62.1 million	$56.6 million	$51.3 million
ROAA	0.83%	0.66%	1.24%
ROATCE	10.32%	7.34%	14.14%
Dividends / Share	$0.23	$0.23	$0.23
TCE/TA	8.37%	9.27%	9.34%

Source: Company reports
(1) Excludes credit loss expense related to off-balance sheet credit exposures. See Note 9 in Notes to Consolidated Financials for more detail.

Trustmark

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Paycheck Protection Program (PPP) Source: Company reports (1) Does not include loans that have been funded and paid off at 6/30/20 Originated 9,748 loans totaling $990.7 million during rounds 1 and 2 of the program Average loan size of $100 thousand

Loans Held for Investment (LHFI) Portfolio Focus on profitable, credit-disciplined loan growth continued Source: Company reports (1) Percentages may not sum to 100% due to rounding. (2) During the first quarter of 2020, Trustmark reclassified $72.6 million of acquired loans to loans held for investment with the adoption of FASB ASC Topic 326. Reflects change excluding acquired loan reclass. Trustmark has no loan exposure in which the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves Total energy-related sector exposure of $355.4 million with outstanding balances of $113.7 million – representing 1.2% of total LHFI – at June 30, 2020 At June 30, 2020, nonaccrual energy-related loans represented 9.6% of outstanding energy-related loans and 11 basis points of outstanding LHFI Dollar Change: $107 $112 $160(2) $92

Loan Portfolio Detail Source: Company reports (1) Multi-Family is included in Other Real Estate Secured Loans in Financials Focus on vertical construction with limited exposure to unimproved land and development Well-diversified product and geographical mix Balanced between non-owner and owner occupied portfolios Virtually no REIT outstandings ($42 million)

Loan Portfolio Detail Source: Company reports Portfolio includes commercial, financial intermediaries, agriculture production and non-profits Well diversified portfolio with no single category exceeding 13% Small energy book and has never been an area of focused growth Virtually no regulatory defined higher risk commercial and industrial outstandings ($3 million)

Loan Portfolio Detail COVID-19 Impacted Industries at June 30, 2020 Restaurants $118 million Outstanding 1.22% of Portfolio Outstandings Hotels $370 million Outstanding 3.8% of Portfolio Outstandings Retail (CRE) $480 million Outstanding 5.0% of Portfolio Outstandings Energy $114 million Outstanding 1.18% of Portfolio Outstandings 22% of book- stand-alone buildings with strong essential services tenants Limited-Service Restaurants – 56% Other – 1% No loans where repayment or underlying security tied to realization of value from energy reserves 347 Loans 100 Loans 342 Loans 132 Loans 90% operate under a flag 82% operate under Marriott, Hilton, IHG & Hyatt Flags 82% Real Estate Secured Full-Service Restaurants - 41% Additional 5% of book- grocery store anchored Additional 17% of book-investment grade anchored centers Higher Risk C&I $3 million Outstanding 1 Borrower Mall exposure in only one borrower-$5 million outstanding Experienced operators & carries secondary guarantor support $132 million Exposure $449 million Exposure $601 million Exposure $355 million Exposure $14 million Exposure 99% Real Estate Secured

Loan Customer Assistance Programs Loans with a Concession (one or more) Provided As a Result of COVID-19 July 24, 2020 ($ in Thousands) Categories Number of Loans Balances Commercial (1) 1,055 $ 522,798 CRE (1) 383 803,231 Consumer (non 1-4 Family) (2) 632 5,750 1-4 Family (2) 673 95,037 Total Concessions 2,743 $ 1,426,816 Source: Company reports (1) Commercial concessions are primarily either interest only for 90 days or full payment deferrals for 90 days (2) Consumer concessions are 90-day full payment deferrals

Credit Risk Management Solid asset quality metrics Nonperforming loans decreased 5.7% and 5.5% from the prior quarter and year-over-year, respectively Other real estate declined 26.4% from the prior quarter and 41.5% year-over-year Allowance for credit losses represented 1.23% of loans held for investment and 561.04% of nonperforming loans, excluding individually evaluated loans Source: Company reports Note: Unless noted otherwise, credit metrics exclude acquired loans, PPP loans and other real estate covered by FDIC loss-share agreement (1) NPLs excludes individually evaluated loans

Attractive, Low-Cost Deposit Base Deposits totaled $13.5 billion at June 30, 2020, up $1.9 billion linked-quarter, or 16.7%, primarily reflecting additional customer liquidity associated with the PPP loans and government stimulus payments Of the $1.9 billion linked-quarter growth, 48% was commercial balances, 40% was public balances and 12% was consumer balances Cost of interest-bearing deposits in the second quarter totaled 0.37%, down 34 basis points from the prior quarter Source: Company reports (1) Percentages may not sum to 100% due to rounding $13,237

Income Statement Highlights – Net Interest Income Net interest income (FTE), excluding $5.0 million of interest and fees on PPP loans, totaled $103.0 million in the second quarter, resulting in a net interest margin of 3.14%. Including interest and fees on PPP loans, net interest income (FTE) totaled $108.0 million, resulting in a net interest margin of 3.12% Net interest income (FTE) increased $947 thousand relative to the prior quarter, as a $5.8 million reduction in interest income was more than offset by a $6.8 million reduction in interest expense Source: Company reports (1) Totals may not foot due to rounding (2) Loan Yield and NIM exclude acquired loans and PPP

Income Statement Highlights – Noninterest Income Source: Company reports Noninterest income totaled $69.5 million, up 6.5% linked-quarter and up 40.0% year-over-year Service charges on deposit accounts decreased $3.6 million from the prior quarter, primarily due to lower NSF/OD fees. The decline reflects the impact of stimulus actions and the slowdown in economic activity related to COVID-19 Insurance revenue increased 2.8% linked-quarter, primarily reflecting growth in property and casualty commissions Trustmark completed the acquisition of Ridgeland, Mississippi based Boyles Moak Insurance Services in the second quarter Wealth management revenue decreased 11.3% from the prior quarter, reflecting lower income from fee-based accounts due to market devaluation in the second quarter NII = 39.8% of Quarterly Revenue

Income Statement Highlights – Mortgage Banking Source: Company reports Mortgage loan production in the second quarter totaled $853.3 million, an increase of 86.7% from the prior quarter and a 106.1% increase year-over-year Retail production represented 70.5% of volume, or $601.9 million, in the second quarter Gain on sales of loans, net totaled $34.1 million in the second quarter, up $19.7 million from the prior quarter Mortgage banking income, net totaled $33.7 million, up $6.3 million, or 22.8%, from the prior quarter

Income Statement Highlights – Noninterest Expense Source: Company reports (1) Totals may not foot due to rounding (2) Includes allowance for credit losses for off-balance sheet credit exposures, amortization of intangibles, other real estate expense and charitable contributions. See Note 9 in Notes to Consolidated Financials. Core Expenses – totaled $111.0 million including COVID-19 related costs, up $864 thousand from the prior quarter Salaries and employee benefits increased $1.2 million from the prior quarter, primarily due to higher mortgage commissions as a result of increased production Services and fees increased $637 thousand due to data processing costs and outside services and professional fees Non-Core Expenses – totaled $7.6 million, primarily reflecting $6.2 million in the allowance for credit losses for off-balance sheet credit exposures

Capital Management Solid capital position reflects consistent profitability of diversified financial services businesses Capital position remained solid in the second quarter with a CET1 ratio of 11.42% and a total risk-based capital ratio of 13.00% at June 30, 2020 Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2020, to shareholders of record on September 1, 2020 Source: Company reports (1) Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital.

Trustmark Corporation Who We Are Diversified financial services company headquartered in Jackson, MS, offering banking, wealth management, and risk management solutions throughout the Southeast U.S. Our vision is to be a premier financial services provider in our marketplace. Our mission is to achieve outstanding customer satisfaction by providing banking, wealth management, and risk management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals. Our Footprint Strategic Priorities to Enhance Shareholder Value Profitable Revenue Generation Organic growth across banking, mortgage, insurance and wealth management businesses Expansion into growth markets across the Southeast via mergers and acquisitions Leverage Technology Investments Enhance the customers’ experience Continuously improve productivity and efficiency Credit Quality Maintain disciplined underwriting and pricing Effective Risk Management and Compliance Enhance understanding and management of risk across the enterprise Ensure regulatory compliance